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                     [LETTERHEAD SULLIVAN & WORCESTER LLP]



                                                              October 23, 2002

Prudential Investments LLC
Three Gateway Center
Newark, New Jersey  07102-4077

     Re:  Prudential Government Securities Trust

Ladies and Gentlemen:

         Please refer to our opinion letter to you of March 25, 1999, concerning certain matters of Massachusetts law relating to the organization and shares of Prudential Government Securities Trust, a trust with transferable shares under Massachusetts law (the "TRUST"). At your request, we hereby confirm the opinions stated in that letter, as of the date thereof, and consent to the Trust's filing a copy of that letter as an exhibit to Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A, Registration No. 2-74139, pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Amendment No. 34 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-3264, relating to the several series and classes of shares of beneficial interest, $.01 par value, of the Trust (the "SHARES"). In so consenting, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

         Please note that our confirmation of the opinions set forth in our letter of March 25, 1999, relates to the Trust and its shares as they then existed, and is based solely on the state of facts prevailing at that time. Other than reviewing the Trust's Amended and Restated Certificate of Establishment and Designation of Series of Shares of Beneficial Interest, $.01 par value, dated October 1, 2002, we have conducted no further investigation of those facts, as they may have changed since March 25, 1999, and our opinions, as so confirmed, should not be understood as relating to the status of the Trust and its shares at the present time.

                                            Very truly yours,


                                            /s/ Sullivan & Worcester
                                            SULLIVAN & WORCESTER LLP